Exhibit 99.5

CITRON PHARMA LLC

Balance Sheets

	September 30,	December 31,
	2016 (Unaudited)	2015

ASSETS
Current assets:
Cash and cash equivalents	$28,167,858	$15,072,110
Accounts receivable, net	34,688,374	20,492,611
Inventory, net	20,497,431	16,404,030
Prepaid expenses and other current assets	259,843	80,000

Total current assets	83,613,506	52,048,751

Property and equipment, net	311,656	226,472

Other assets:
Investments - available for sale securities	-	19,821,559
Due from affiliates	1,755,482	273,389
Intangible assets, net	742,500	1,507,333
Deposits and other assets	10,815	10,815

Total assets	$86,433,959	$73,888,319

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
Line of credit	$12,524,072	$-
Accounts payable	32,266,413	25,495,010
Accrued expenses	35,571,951	33,377,289

Total current liabilities	80,362,436	58,872,299

Members' capital	6,071,523	15,212,048
Accumulated other comprehensive loss	-	(196,028)

Total members' capital	6,071,523	15,016,020

Total liabilities and members' capital	$86,433,959	$73,888,319

See accompanying notes to financial statements

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CITRON PHARMA LLC

Statements of Operations

	Nine-Month Periods Ended
	September 30,	September 30,
	2016 (Unaudited)	2015 (Unaudited)

Net sales	$98,919,512	$87,716,618
Cost of goods sold, including gross contribution margin share	63,634,604	47,026,988

Gross profit	35,284,908	40,689,630

Selling and marketing expenses	4,708,399	2,677,827
General and administrative expenses	5,656,360	5,909,138
Research and development	584,831	1,244,449

Total expenses	10,949,590	9,831,414

Income from operations	24,335,318	30,858,216

Other income (expense):
Interest income	119,251	317,451
Interest expense	(197,631)	-
Realized loss on investments - available for sale, reclassified from accumulated other comprehensive loss	(231,956)	(101,294)
Research and development refund	-	2,000,000
Related party management fee income	500,000	-

Total other income	189,664	2,216,157

Income before provision for income taxes	24,524,982	33,074,373
Provision for income taxes	533,595	600,000

Net income	$23,991,387	$32,474,373

See accompanying notes to financial statements

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CITRON PHARMA LLC

Statements of Comprehensive Income

	Nine-Month Periods Ended
	September 30,	September 30,
	2016 (Unaudited)	2015 (Unaudited)

Net income	$23,991,387	$32,474,373

Unrealized loss on investments - available for sale	(35,928)	(138,472)
Reclassification adjustment for loss on investments - available for sale	231,956	101,294

Total other comprehensive income (loss)	196,028	(37,178)

Comprehensive income	$24,187,415	$32,437,195

See accompanying notes to financial statements

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CITRON PHARMA LLC

Statements of Cash Flows

	Nine-Month Periods Ended
	September 30,	September 30,
	2016 (Unaudited)	2015 (Unaudited)

Cash flows from operating activities:
Net income	$23,991,387	$32,474,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	838,333	1,567,824
Realized loss on sales of investments - available for sale	231,956	101,294
(Increase) decrease in:
Accounts receivable, net	(14,195,763)	6,735,337
Inventory, net	(4,093,401)	6,669,953
Prepaid expenses, deposits, and other assets	(179,843)	368,075
Increase (decrease) in:
Accounts payable	6,771,403	(8,904,495)
Accrued expenses	2,194,662	(12,295,456)

Net cash provided by operating activities	15,558,734	26,716,905

Cash flows from investing activities:
Purchase of property and equipment	(158,684)	(61,501)
Due from affiliates, net	(1,482,093)	(275,569)
Proceeds from sales of investments - available for sale	19,785,631	19,830,150

Net cash provided by investing activities	18,144,854	19,493,080

Cash flows from financing activities:
Proceeds from line of credit	12,524,072	-
Distributions to members	(33,131,912)	(81,192,459)

Net cash used in financing activities	(20,607,840)	(81,192,459)

Net increase (decrease) in cash and cash equivalents	13,095,748	(34,982,474)
Cash and cash equivalents, beginning of period	15,072,110	80,232,999

Cash and cash equivalents, end of period	$28,167,858	$45,250,525

Supplemental disclosure of cash flow information and non-cash activity:
Unrealized loss on investments - available for sale	$(35,928)	$(138,472)

Supplemental disclosures of cash paid:
Interest	$197,631	$-
Income taxes	$889,309	$1,450,200

See accompanying notes to financial statements

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note A - Organization and Nature of Operations

Citron Pharma LLC (the "Company", "Citron" or "we") is a privately held pharmaceutical company based in New Jersey focused on developing and marketing generic products in various therapeutic categories.

Citron was formed on January 7, 2013 and did its first commercial product launch on December 11, 2013.

One of the first products launched by Citron was Duloxetine. Duloxetine was one of a few generic products approved for sale to compete with the innovator drug, Cymbalta for the period December 2013 to June 2014, and accordingly, the prices charged to customers were significantly higher during this shared exclusivity period than the prices that were charged after competitive generic equivalent products were introduced into the market. Citron markets 36 products as of September 30, 2016.

We have entered into multiple development, manufacturing, and distribution agreements with vertically-integrated manufacturing and development facilities in North America and India, as the Company does not have its own manufacturing and logistics operations. Citron sells the products procured under these agreements in the United States of America through its sales force to various wholesalers, distributors, and retail chains. Citron uses internal, as well as, third party supply chain resources for order fulfillment and related activities. Citron also intends on expanding its development efforts to commercialize new products either through collaborative agreements or through its own research and development initiatives.

We market products directly to wholesalers, distributors as well as directly to the retail pharmacy chains. Wholesalers and distributors further resell our products to independent pharmacies, managed care organizations, hospitals, nursing homes, pharmacy benefit management companies and government entities. These customers are referred to as "indirect customers" who purchase our products primarily through our wholesale customers, which include three national entities. In North America, wholesalers and retail drug chains have undergone, and are continuing to undergo, significant consolidation, which may result in these groups gaining additional purchasing leverage.

On November 2, 2016, Citron Pharma LLC entered into a definitive product purchase agreement with ACETO Corporation (NASDAQ:ACET), an international company engaged in the development, marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, through its wholly-owned subsidiary Rising Pharmaceuticals, for sale of all of its generic products and related assets. Under the terms of the definitive agreement, the purchase price consists of an upfront payment of $210 million in cash, a $50 million unsecured deferred cash payment to Citron and equity consideration of 5.122 million shares of ACETO common stock valued at approximately $92 million based on the closing price of $18.02 as of November 1, 2016, to be issued beginning on the third anniversary of closing the transaction. The agreement also provides for a 5-year potential earn-out of up to an additional $50 million in cash, based on the financial performance of four pre-specified pipeline products currently under development.

Note B - Summary of Significant Accounting Policies

[1]	Basis of presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note B - Summary of Significant Accounting Policies (continued)

[2]	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas involving management's estimates include revenue recognition, accounts receivable allowances, rebates, returns, discounts and chargebacks, inventory reserve, depreciable and amortizable lives of long-lived assets, and commitments and contingencies.

[3]	Cash and cash equivalents:

The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. The Company's cash and cash equivalent balances substantially exceed Federal Deposit Insurance Corporation limits.

[4]	Revenue recognition including sales returns and allowance, chargebacks and other adjustments:

Revenue from product sales is recognized when substantially all the risks and rewards of ownership have transferred to customers, upon passing of risk and title to the customer, when estimates of the selling price and discounts, rebates, promotional adjustments, price adjustments, returns, chargebacks, and other potential adjustments are reasonably determinable, collection is reasonably assured, and persuasive evidence of an arrangement exists. Substantially all of the Company's customers have FOB destination shipping terms in which title to the product does not pass to the customer until it is received by them.

The Company establishes allowances for discounts, rebates, returns, chargebacks, shelf-stock adjustments and other adjustments (collectively, "pricing allowances") at the time of sale. In determining the amount of pricing allowances to be established, the Company considers its own business experience and knowledge of industry and competitive practices, as well as its assessment of the impact of price adjustments due to the introduction of competing products, if any. The factors include, but are not limited to, actual pricing allowance experience by product and by customer, the Company's contractual arrangements with its customers, inventory reports, estimates of products in the distribution channel, customers' right of return, the number and timing of market launch of competitive products approved for sale, prescription data (both actual and projected) and estimated size of the market for the Company's products, applicable marketing and pricing regulations and current and projected economic conditions. The data used by the Company in establishing pricing allowances are based on information developed internally and/or obtained from external sources. These pricing allowances are periodically evaluated and adjusted based on updated information that might be available at the time of such evaluation. Pricing allowances are presented as a reduction of revenue in the statements of operations. The principal allowances are as follows:

i.	Chargebacks:

The provision for chargebacks is our most significant reduction from gross revenue. A chargeback represents an amount payable in the future to a wholesaler for the difference between the invoice price paid by our wholesale customer for a particular product and the negotiated contract price that the wholesaler owes to Citron upon wholesaler's sell-through to its customers. Our chargeback provision and related reserve varies with changes in product mix, changes in customer pricing and changes to estimated or reported wholesaler inventories.

The provision for chargebacks also assumes 100% wholesaler sell-through levels to indirect customers at contract prices. The provision for chargebacks is recorded as a reduction of accounts receivable, see Note D.

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note B - Summary of Significant Accounting Policies (continued)

[4]	Revenue recognition including sales returns and allowance, chargebacks and other adjustments: (continued)

ii.	Shelf-stock adjustment:

In the event of a price reduction, we are contractually obligated to award an adjustment credit to the extent of the reduction in the purchase price for the on-hand inventory held by our customers at the time of such a reduction in price. Such reduction in purchase price can be either due to reduction in the invoice price or reduction in the negotiated contract price. The provision for shelf-stock adjustment is based on the on-hand inventory information received from the customers or in case of the customers who submit chargeback claims, based on the estimates of the on-hand inventory held by them as per their chargeback claims. The provision for shelf-stock adjustment is recorded as an accrued expense, see Note H.

iii.	Rebates:

Rebates include contracted volume-based incentives to direct and indirect customers, Medicaid, other government rebates based on claims incurred and third party managed care and Medicare Part D rebates. Our rebate accruals are reviewed on a quarterly basis against actual claims data. Medicaid rebates are recorded as an accrued expense, see Note H. All other rebates are recorded as a reduction of accounts receivable, see Note D.

iv.	Cash discounts:

Cash discounts are provided to customers that pay within a specific period. The provision for cash discounts are estimated based upon invoice billings. Our customers' payment experience is fairly consistent and most customer payments qualify for the cash discount. Cash discounts are recorded as a reduction of accounts receivable, see Note D.

v.	Bill back:

Bill back adjustments are credits that are issued to certain customers who purchase, both, directly from us as well as indirectly through a wholesaler. These credits are issued in the event that the customer's direct contract price from us is lower than the indirect contract price from the wholesaler. The provision for bill backs is estimated purchasing patterns of qualified customers who purchase product directly from us and supplement their purchases indirectly through our wholesale customers. Bill backs are recorded as a reduction of accounts receivable, see Note D.

vi.	Returns:

The returns in normal course of business are accounted for as sales returns and are reduced from gross sales. In addition, we maintain a returns policy that allows our customers to return product for a credit. In accordance with our return goods policy, credits for customer returns of products are applied against outstanding account activity or settled by check. The current provision reflects estimated product returns based on prior period experience. The provision for returns is recorded as an accrued expense, see Note H.

vii.	All other allowances are recorded as a reduction of accounts receivable, see Note D.

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note B - Summary of Significant Accounting Policies (continued)

[5]	Intangible assets:

Intangible assets are stated at cost, less accumulated amortization, and is amortized using the sum of the year's digits method over their estimated useful lives. This method of amortization most appropriately reflects the pattern in which the economic benefit of the intangible asset is consumed or otherwise used up. We determine amortization periods for intangible assets based on our assessment of various factors impacting estimated useful lives. Such factors include the product's position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues, and contractual terms. Significant changes to any of these factors may result in a reduction in the intangibles' useful life and an acceleration of related amortization expense, which could cause our income to decline.

Intangible assets will be tested periodically for impairment when events or changes in circumstances indicate that an asset's carrying value may not be recoverable. The impairment testing involves comparing the carrying amount of the asset to the forecasted undiscounted future cash flows. In the event the carrying value of the asset exceeds the undiscounted future cash flows, the carrying value is considered not recoverable and an impairment exists. An impairment loss will be measured as the excess of the asset's carrying value over its fair value, calculated using a discounted future cash flow method. We did not recognize any impairment during the nine-month periods ended September 30, 2016 and 2015.

[6]	Investments:

The Company's investments include corporate bonds. All of the Company's investments are classified as available for sale. Available for sale securities are measured at fair value based on quoted market values of the securities, with the unrealized gain and (losses) reported as comprehensive income or (loss). The Company has classified as short-term those securities that mature within one year and all other securities are classified as long-term. Realized gains and losses from the sale of available for sale securities are determined on a specific identification basis. Net realized gains and losses from the sale of investment securities available for sale are included in "other income" in the statements of operations. Dividend and interest income are recognized when earned. The Company's investments were sold in 2016.

[7]	Accounts receivable:

Accounts receivable consists of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts, returns, chargebacks, rebates, and discounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are recorded as an allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note B - Summary of Significant Accounting Policies (continued)

[8]	Inventory:

Inventory consists of finished goods held for distribution. Inventories are stated at the lower of weighted average cost or market. In evaluating whether inventory is stated at the lower of cost or market, management considers such factors as the amount of inventory on hand and in the distribution channel, the estimated time required to sell such inventory, remaining shelf life, and current and expected market conditions, including levels of competition. Adjustments to reduce inventories to their net realizable value are charged to cost of goods sold. The determination of events requiring the establishment of inventory valuation reserves, together with the calculation of the amount of such reserves may require judgment. Assumptions utilized in our quantification of inventory reserves include, but are not limited to, estimates of future product demand, consideration of current and future market conditions, product net selling price, anticipated product launch dates, potential product obsolescence and other events relating to special circumstances surrounding certain products.

[9]	Property and equipment:

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives as follows:

	Depreciation Method	Estimated Useful Life

Software and licenses	Straight-line	3 years
Leasehold improvements	Straight-line	Shorter of useful life or lease
Computer and telephone equipment	Double declining	5 years
Furniture and fixtures	Double declining	7 years

Repairs and maintenance, which do not extend the useful lives of the related assets, are expensed as incurred.

The Company reviews the carrying value of property and equipment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its eventual use and disposition. Based on this assessment, management has determined that there was no impairment for the nine-month periods ended September 30, 2016 and 2015.

[10]	Income taxes:

The Company is constituted as a Limited Liability Company and has elected to be treated as a partnership for tax purposes. The partnership is not subject to U.S. taxation since all income and expenses are taxed at the partner level, however, it is subject to certain U.S. state income taxes, primarily for states that do not recognize partnerships. The provision for income taxes was $533,595 and $600,000 for the nine-month periods ended September 30, 2016 and 2015, respectively.

The Company provides for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, Accounting for Uncertainty in Income Taxes. These accounting principles require entities to evaluate, measure, recognize and disclose any uncertain income tax positions taken or expected to be taken in their respective returns. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company's financial statements for the nine-month periods ended September 30, 2016 and 2015.

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note B - Summary of Significant Accounting Policies (continued)

[11]	Shipping and handling costs:

Shipping and handling costs, consisting of all costs to warehouse, pick, pack and deliver inventory to customers, are included in selling and marketing expenses. For the nine-month periods ended September 30, 2016 and 2015, shipping and handling costs totaled $4,164,809 and $2,184,492, respectively.

[12]	Concentration risks:

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

In addition, the Company conducts a significant amount of its business with the top three large pharmaceutical wholesalers and large pharmacy chains in the U.S. During the nine-month period ended September 30, 2016, the Company's top three customers accounted for approximately 47% of net sales. During the nine-month period ended September 30, 2015, the Company’s top two customers accounted for approximately 35% of net sales. A major customer is defined as a customer with greater than 10% of net sales. The three top customers accounted for approximately 54% of gross accounts receivable as of September 30, 2016.

For the nine-month periods ended September 30, 2016 and 2015, the Company's top 2 products, Duloxetine and Tamsulosin, accounted for approximately 48% and 64%, respectively, of net sales.

A significant portion of the Company's products (99%) was purchased from two suppliers for each of the nine-month periods ended September 30, 2016 and 2015.

[13]	Research and development:

Research and development costs are expensed as incurred.

[14]	New accounting pronouncements:

In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This ASU is effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted for annual periods ending as early as December 15, 2016. Companies may use either a full retrospective or modified retrospective approach to adopt this ASU, and management is currently evaluating which transition approach to use.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which changes the measurement principle for inventory from the lower of cost or market to the lower of cost and net realizable value. ASU No. 2015-11 defines net realizable value as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The new guidance must be applied on a prospective basis and is effective for periods beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating the effect that the new guidance will have on its financial statements and related disclosures.

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note B - Summary of Significant Accounting Policies (continued)

[14]	New accounting pronouncements: (continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases. The FASB issued this update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The updated guidance is effective for annual periods beginning after December 15, 2019. Early adoption of the update is permitted. The Company is currently evaluating the new guidance to determine the impact it will have on its financial statements.

[15]	Subsequent events:

The Company has evaluated subsequent events or transactions that occurred after September 30, 2016 through December 16, 2016, the date in which these financial statements were available to be issued. See Note A for disclosure of subsequent event.

Note C - Investments and Fair Value Measurements

The Company's investments include corporate bonds. As of September 30, 2016, all of the Company's investments were sold. As of December 31, 2015, all of the Company's investments are classified as available for sale and are measured at the fair value of $19,821,559, based on quoted market values of the securities. For the nine-month periods ended September 30, 2016 and 2015, the Company reported unrealized gains/(losses), including reclassification adjustment, of $196,028 and ($37,178), respectively, on available for sale securities. Realized gains and losses from the sale of available for sale securities are determined on a specific-identification basis. The Company has classified all securities as long-term as of December 31, 2015, as no securities mature within one year and all mature within one to three years.

The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those levels:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 -	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 -	Unobservable inputs that reflect the Company's estimates of market participant assumptions.

As of December 31, 2015, the Company's investments described above are classified as Level 1 for fair value measurements.

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note D - Accounts Receivable, Net

Included in the accounts receivable, net balance as of September 30, 2016 and December 31, 2015 are the following allowances:

	September 30, 2016	December 31, 2015

Gross accounts receivable	$72,845,897	$65,108,791
Less allowance for:
Administrative fees and other rebates	(19,886,292)	(21,430,721)
Chargebacks	(14,305,536)	(17,970,937)
Bill backs	(2,112,381)	(2,605,761)
Discounts	(1,853,314)	(2,608,761)

Accounts receivable, net	$34,688,374	$20,492,611

Note E - Inventory, Net

Inventory consists of the following as of September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015

Finished goods	$21,912,944	$18,943,983
Inventory reserve	(1,415,513)	(2,539,953)

Inventory, net	$20,497,431	$16,404,030

Note F - Property and Equipment

As of September 30, 2016 and December 31, 2015 property and equipment consisted of the following:

	September 30, 2016	December 31, 2015

Software and licenses	$151,442	$126,721
Furniture and fixtures	112,800	112,800
Leasehold improvements	44,768	44,768
Computers and telephone equipment	212,090	78,127

	521,100	362,416
Less: accumulated depreciation	(209,444)	(135,944)

	$311,656	$226,472

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note F - Property and Equipment (continued)

Depreciation expense for the nine-month periods ended September 30, 2016 and 2015 was approximately $73,500 and $36,600, respectively.

Note G - Intangible Assets

As of September 30, 2016 and December 31, 2015, intangible assets consisted of the following:

	September 30, 2016	December 31, 2015

Product rights	$5,320,000	$5,320,000
Less: accumulated amortization	(4,577,500)	(3,812,667)

Intangible assets, net	$742,500	$1,507,333

Amortization expense was approximately $765,000 and $1,531,300 for the nine-month periods ended September 30, 2016 and 2015, respectively.

The annual amortization (using a four-year estimated life) as of September 30, 2016 is as follows:

	2016 (Balance)	2017	Total

Annual amortization	$254,800	$487,700	$742,500

Note H - Accrued Expenses

As of September 30, 2016 and December 31, 2015, accrued expenses consisted of the following:

	September 30, 2016	December 31, 2015

Provision for shelf-stock adjustment	$2,728,126	$3,207,983
Provision for Medicaid rebates	9,446,726	8,988,865
Provision for returns	1,383,654	1,037,709
Accrued product development costs	1,651,000	1,861,127
Accrued gross contribution margin share	19,726,804	17,285,848
Income taxes payable	352,602	635,480
Other accrued expenses	283,039	360,277

Total	$35,571,951	$33,377,289

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note I - Commitments

Lease

The Company leases office space in East Brunswick, New Jersey. The lease requires minimum monthly rental payments of $17,870 from January 1, 2015 through July 31, 2015, increasing on August 1 for each 12-month period to $18,242, $18,614, $18,986, $19,359, $19,731 and $20,103, respectively, to lease maturity in December 2020. The lease was amended in July 2015 as the Company obtained additional lease space. The new amendment requires additional minimum monthly rental payments of $7,551 increasing on October 1 for each 12-month period to $7,691, $7,831, $7,971, $8,110, and $8,250, respectively, to lease maturity in December 2020.

In December 2015, the Company entered into a lease agreement with an entity under common ownership for unfinished real estate expected to be used in operations in 2016. The lease commences in December 2016, expires in December 2031 and monthly lease payments amount to $102,732.

Rent expense for the nine-month periods ended September 30, 2016 and 2015 was $120,044 and $103,170, respectively.

Minimum future lease payments, including leases with a company under common ownership, are as follows:

Year Ending

2016 (Balance)	$67,000
2017	1,550,700
2018	1,556,900
2019	1,563,000
2020	1,569,200
Thereafter	13,560,200

$19,867,000

The Company subleases office space to three entities under common ownership. The total aggregate monthly payments are approximately $16,000 and the lease expires in December 2020. The total sublease income related to these agreements was approximately $156,700 and $73,800 for the nine-month periods ended September 30, 2016 and 2015, respectively. The total receivable as of September 30, 2016 and December 31, 2015 related to the subleases is approximately $253,000 and $102,000, respectively, and is recorded as due from affiliates in the accompanying balance sheets.

Product cost paid as a gross contribution margin share

The Company has entered into agreements with third parties under which the Company will sell, market, and distribute the products manufactured by the third parties. The price charged by the third parties for products supplied by them includes a fixed price component and a share of gross contribution earned, computed as provided in the agreements. The ratio in which the gross contribution is shared between the Company and the third parties may vary based on product and/or gross contribution thresholds defined in dollars and/or the time elapsed since the first shipment. Gross contribution margin share totaled $17,356,695 and $17,853,940 for the nine-month periods ended September 30, 2016 and 2015, respectively. Gross contribution margin share is included in cost of goods sold.

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note I - Commitments (continued)

Product cost paid as a gross contribution margin share (continued)

In addition, the total liability relating to the gross contribution margin share is approximately $25,309,000 and $21,538,000 as of September 30, 2016 and December 31, 2015, respectively. The amount invoiced totaling approximately $5,582,000 and $4,252,000 as of September 30, 2016 and December 31, 2015, respectively, is recorded as accounts payable and the remaining amount approximating $19,727,000 and $17,286,000 as of September 30, 2016 and December 31, 2015, respectively, is recorded as accrued expenses in the accompanying balance sheets (see Note H).

Note J - Line of Credit

On March 10, 2016, the Company executed a 1-year revolver facility for working capital purposes. This $12.5 million revolver facility is secured by primarily all of the assets of the Company and is subject to certain financial covenants, as defined in the agreement. Amounts outstanding on the line of credit are assessed interest charges of the 1-month LIBOR plus 1.5% (LIBOR was 0.53% at September 30, 2016) payable monthly, and any undrawn portion will be charged an unused fee of 0.125%. Repayment of all outstanding principal amounts is due on the maturity date, which is March 10, 2017. The revolver facility includes an accordion provision to extend the revolver amount to $25 million subject to various provisions. This revolver facility was terminated and repaid with the new revolver facility described below which was executed on August 16, 2016.

On August 16, 2016, the Company executed a revolver facility for working capital purposes. This $50 million facility is secured by primarily all of the assets of the Company and is subject to certain financial covenants, as defined in the agreement. The revolver facility is assessed interest at LIBOR plus 1.25% (LIBOR was 0.53% at September 30, 2016) and the principal balance is due upon maturity on August 15, 2018. The balance as of September 30, 2016 and December 31, 2015 was $12,524,072 and $0, respectively.

Note K - Related Parties

The Company paid certain expenses on behalf of entities under common ownership. The amount not repaid related to the advances as of September 30, 2016 and December 31, 2015 totals approximately $470,000 and $172,000, respectively, and is included as due from affiliates in the accompanying balance sheets.

In January 2016, the Company entered into a shared service agreement with two entities under common ownership whereby the Company performs certain support services, as defined in each agreement in exchange for cash consideration. The total amount of income recorded related to the shared service agreements for the nine-month period ended September 30, 2016 was $500,000 and is recorded as related party management fee income in the statements of operations. The entire $500,000 balance is outstanding as of September 30, 2016 and is recorded as due from affiliates in the balance sheets.

In 2016, the Company advanced funds to two entities under common ownership. The advances are short-term in nature, non-interest bearing and due on demand. Total amount advanced as of September 30, 2016 was $2,314,485 and the total amount outstanding was $314,485. Amounts totaling $2,000,000 were paid on advances.

The Company rents office space from an entity under common ownership. In addition, the Company subleases office space to entities under common ownership. See Note I.

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CITRON PHARMA LLC

Notes to Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note L - Legal Matters

The Company may become involved in litigation or legal matters incidental to the normal conduct of its business, including patent infringement type matters that frequently occur in the generic pharmaceutical industry.

The Company is not party to any currently pending litigation, the outcome of which is reasonably likely to have a material adverse effect on its financial condition, results of operations, or cash flows. However, the ultimate outcome of any litigation is uncertain and, regardless of outcome, litigation can have an adverse impact on the Company because of defense costs, potential negative publicity, diversion of management resources and other factors.

In June 2016, the Antitrust Division of the U.S. Department of Justice executed a search warrant against the Company and also served a subpoena requesting documents and other information concerning potential antitrust violations in the sale of Glyburide, Glyburide/Metformin, and Fosinopril HCTZ products. In addition, in September 2016, the State of Connecticut asked the Company, and the Company agreed, to produce all documents previously made available to the U.S. Department of Justice. Collectively, these products accounted for less than 1% of the Company's net sales for the nine-month periods ended September 30, 2016 and 2015. In December 2016, a civil complaint was filed against the Company concerning potential antitrust violations relating to Glyburide. The Company had discontinued actively selling Glyburide in October 2015. The Company has engaged outside counsel to assist in this investigation. The Company is in the process of responding to the subpoena and interrogatories, and intends to cooperate fully with the investigation. At this time, the Company is unable to develop a reasonable estimate of any potential exposure of loss, if any. The Company believes the results from this investigation will not have a material impact on the Company's financial condition, results of operations, or cash flows.

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